LYNTON GROUP, INC.

                       PARENT AND SUBSIDIARIES


Registrant:

Lynton Group, Inc., a Delaware corporation.


Subsidiaries, all of whose voting securities are owned directly or indirectly by the Registrant:

Lynton Jet Centre, Inc., a New Jersey corporation.

Lynton Aviation Services, Inc., a New Jersey corporation.

Lynton Properties, Inc., a New Jersey corporation.

Ramapo Helicopters, Inc., a New York corporation.

Lynton Aircraft Maintenance Services, Inc., a New Jersey corporation.

Lynton Group Limited, organized under the laws of England.

Lynton  Aviation  Limited,  organized  under  the  laws  of England.

European Helicopters Limited, organized under the laws of England.

Magec Aviation Limited, organized under the laws of England.

Air Hanson Limited, organized under the laws of England.

Air Hanson Engineering Limited, organized under the laws of England.

Air Hanson Aircraft Sales Limited, organized under the laws of England.


Subsidiary, 20% of whose voting securities are owned directly or indirectly by the Registrant:

LynStar Aviation, Inc., a New York corporation.